Exhibit 23.2.b


                                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-18139) of Kansas City Power & Light Company (a wholly-owned subsidiary of Great Plains Energy Incorporated) of our report dated February 5, 2002, except with respect to Note 13, as to which the date is May 22, 2002, and except with respect to the to the 2001 transitional disclosures relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in Note 6, as to which the date is February 21, 2003, relating to the financial statements of Kansas City Power & Light Company, which appears in this Form 10-K. We also hereby consent to the incorporation by reference in the above named registration statements of our report dated February 5, 2002 relating to the financial statement schedule of Kansas City Power & Light Company, which also appears in this Form 10-K.

                                                  /s/PricewaterhouseCoopers LLP
                                                     PricewaterhouseCoopers LLP

Kansas City, Missouri
February 28, 2003